Exhibit 32.1

Certification

Pursuant to 18 U.S.C. Section 1350,

As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Amendment No. 1 to the Annual Report on Form 10-K of Antigenics Inc. (the “Company”) for the year ended December 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned to his/her knowledge hereby certifies, pursuant to 18 U.S.C. Section 1350, that:

(i)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ GARO H. ARMEN, PH.D.
Garo H. Armen, Ph.D.
Chief Executive Officer

/s/ SHALINI SHARP
Shalini Sharp
Chief Financial Officer

March 24, 2008

A signed original of this written statement required by Section 906 has been provided to Antigenics Inc. and will be retained by Antigenics Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification is being furnished to the Securities and Exchange Commission as an exhibit to Amendment No. 1 to the Annual Report on Form 10-K for the period ended December 31, 2007 and should not be considered filed as part of Amendment No. 1 to the Annual Report on Form 10-K.